Exhibit 99.1

Financial Contact:     Mimi E. Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS FIRST QUARTER FISCAL 2016 RESULTS

NASHVILLE, Tenn., May 29, 2015 --- Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the first quarter ended May 2, 2015, of $9.9 million, or $0.42 per diluted share, compared to earnings from continuing operations of $14.1 million, or $0.60 per diluted share, for the first quarter ended May 3, 2014. Fiscal 2016 first quarter results reflect pretax items of $3.5 million, or $0.09 per share after tax, including $0.9 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, which are required to be expensed as compensation because the payment is contingent upon the payees’ continued employment; and $2.6 million for network intrusion expenses, asset impairment charges and other legal matters. Fiscal 2015 first quarter results reflected pretax items of $7.7 million, or $0.21 per share after tax, including $5.7 million related to a change in accounting for bonus awards; $3.1 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited; and $2.0 million in network intrusion expenses, asset impairment charges and other legal matters, offset by a $3.1 million gain on a lease termination.

Adjusted for the items described above in both periods, earnings from continuing operations were $12.2 million, or $0.51 per diluted share, for the first quarter of Fiscal 2016, compared to earnings from continuing operations of $19.3 million, or $0.81 per diluted share, for the first quarter of Fiscal 2015. For consistency with Fiscal 2016's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the first quarter of Fiscal 2016 increased 5% to $661 million from $629 million in the first quarter of Fiscal 2015. Comparable sales in the first quarter 2016 increased 4% for the Company with a 5% increase in the Journeys Group, a 3% increase in the Lids Sports Group, a 4% increase in the Schuh Group, and a 3% increase in the Johnston & Murphy Group.

“Our first quarter results were generally in line with our expectations,” said Robert J. Dennis, chairman, president and chief executive officer of Genesco. “Our recent performance reflects solid top-line growth, with positive comparable sales in all our retail businesses, led by Journeys, where comparable sales would have been even stronger if not for product delivery delays related to the West Coast port challenges. The year-over-year decrease in earnings reflects expected gross margin pressure from planned actions to reduce inventories in the Lids Sports Group, the growth of businesses that are primarily second-half contributors, and expenses related to the growth of our e-commerce business.

“The second quarter is off to a good start with comparable sales through Saturday, May 23, 2015 up 7% from the same period last year.

“While our year-to-date performance is tracking close to plan, we now believe that the Lids Sports Group’s turnaround will involve additional gross margin pressure and more incremental expenses than we originally planned. Therefore, we now expect Fiscal 2016 adjusted earnings per share in the range of

Exhibit 99.1

$4.70 to $4.80, compared to Fiscal 2015’s adjusted earnings per share of $4.74, and our previously announced range of $5.10 to $5.20 for Fiscal 2016. Consistent with previous guidance, these expectations do not include expected non-cash asset impairments and other charges, which are estimated in the range of $7.7 million to $8.2 million pretax, or $0.20 to $0.22 per share, after tax, in Fiscal 2016. This guidance assumes comparable sales increases in the 3% to 4% range for the full fiscal year." A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on May 29, 2015 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the timing and costs of our initiatives to improve performance in the Lids Sports Group; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; the effectiveness of our omnichannel initiatives; weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events such as the Super Bowl and World Series, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company’s Lids Sports Group retail business. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to

Exhibit 99.1

release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,800 retail stores and leased departments throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 2,	May 3,
In Thousands	2015	2014
Net sales	$660,597	$628,825
Cost of sales	334,264	312,881
Selling and administrative expenses*	307,433	293,337
Asset impairments and other, net	2,646	(1,111)
Earnings from operations	16,254	23,718
Interest expense, net	645	701
Earnings from continuing operations
before income taxes	15,609	23,017

Income tax expense	5,664	8,919
Earnings from continuing operations	9,945	14,098

Provision for discontinued operations	(67)	(125)
Net Earnings	$9,878	$13,973

*Includes $0.9 million and $3.1 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 2, 2015 and May 3, 2014.

Earnings Per Share Information
	Three Months Ended
	May 2,	May 3,
In Thousands (except per share amounts)	2015	2014

Average common shares - Basic EPS	23,550	23,369

Basic earnings per share:
From continuing operations	$0.42	$0.60
Net earnings	$0.42	$0.60

Average common and common
equivalent shares - Diluted EPS	23,775	23,692

Diluted earnings per share:
From continuing operations	$0.42	$0.60
Net earnings	$0.42	$0.59

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 2,	May 3,
In Thousands	2015	2014
Sales:
Journeys Group	$278,632	$262,123
Schuh Group	78,562	81,276
Lids Sports Group	206,329	189,266
Johnston & Murphy Group	66,362	63,397
Licensed Brands	30,577	32,462
Corporate and Other	135	301
Net Sales	$660,597	$628,825
Operating Income (Loss):
Journeys Group	$24,422	$19,677
Schuh Group (1)	(2,661)	(5,141)
Lids Sports Group	(3,397)	8,137
Johnston & Murphy Group	3,977	4,496
Licensed Brands	3,023	3,521
Corporate and Other (2)	(9,110)	(6,972)
Earnings from operations	16,254	23,718
Interest, net	645	701
Earnings from continuing operations
before income taxes	15,609	23,017
Income tax expense	5,664	8,919
Earnings from continuing operations	9,945	14,098

Provision for discontinued operations	(67)	(125)
Net Earnings	$9,878	$13,973

(1)Includes $0.9 million and $3.1 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 2, 2015 and May 3, 2014.

(2)Includes a $2.6 million charge in the first quarter of Fiscal 2016 which includes a $1.8 million charge for network intrusion expenses, $0.7 million in asset impairments and $0.1 million in other legal matters. Includes a $1.1 million gain in the first quarter of Fiscal 2015 which includes a $3.1 million gain for a lease termination, partially offset by $1.2 million for network intrusion expenses and $0.8 million in asset impairments.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	May 2,	May 3,
In Thousands	2015	2014
Assets
Cash and cash equivalents	$89,886	$71,882
Accounts receivable	60,498	53,746
Inventories	636,830	587,245
Other current assets	86,487	82,912
Total current assets	873,701	795,785
Property and equipment	310,642	280,972
Goodwill and other intangibles	392,521	377,163
Other non-current assets	39,204	28,987
Total Assets	$1,616,068	$1,482,907
Liabilities and Equity
Accounts payable	$222,893	$171,026
Current portion long-term debt	12,000	7,489
Other current liabilities	187,500	142,470
Total current liabilities	422,393	320,985
Long-term debt	15,750	25,600
Pension liability	21,910	8,994
Deferred rent and other long-term liabilities	139,357	185,831
Equity	1,016,658	941,497
Total Liabilities and Equity	$1,616,068	$1,482,907

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Three Months Ended May 2, 2015
	Balance	Acquisi-			Balance			Balance
	2/1/2014	tions	Open	Close	1/31/2015	Open	Close	5/2/2015
Journeys Group	1,168	—	34	20	1,182	4	15	1,171
Journeys	827	—	16	9	834	2	3	833
Underground by Journeys	117	—	—	7	110	—	6	104
Journeys Kidz	174	—	18	3	189	2	4	187
Shi by Journeys	50	—	—	1	49	—	2	47
Schuh Group	99	—	13	4	108	3	—	111
Schuh UK	90	—	12	4	98	2	—	100
Schuh Germany	—	—	—	—	—	1	—	1
Schuh ROI	9	—	1	—	10	—	—	10
Lids Sports Group	1,133	56	218	43	1,364	6	19	1,351
Johnston & Murphy Group	168	—	8	6	170	2	—	172
Shops	106	—	3	4	105	—	—	105
Factory Outlets	62	—	5	2	65	2	—	67
Total Retail Units	2,568	56	273	73	2,824	15	34	2,805

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended
	May 2,	May 3,
	2015	2014
Journeys Group	5%	1%
Schuh Group	4%	(1)%
Lids Sports Group	3%	1%
Johnston & Murphy Group	3%	(1)%
Total Comparable Sales	4%	1%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
First Quarter Ended May 2, 2015 and May 3, 2014

	First	Impact on	First	Impact on
	Quarter	Diluted	Quarter	Diluted
In Thousands (except per share amounts)	Apr 2015	EPS	Apr 2014	EPS
Earnings from continuing operations, as reported	$9,945	$0.42	$14,098	$0.6

Adjustments: (1)
Impairment charges	487	0.02	519	0.02
Deferred payment - Schuh acquisition	937	0.04	3,102	0.13
Gain on lease termination	—	—	(1,991)	(0.09)
Change in accounting for bonus awards	—	—	3,575	0.15
Other legal matters	65	—	13	—
Network intrusion expenses	1,130	0.05	761	0.03
Higher (lower) effective tax rate	(394)	(0.02)	(783)	(0.03)

Adjusted earnings from continuing operations (2)	$12,170	$0.51	$19,294	$0.81

(1) All adjustments are net of tax where applicable. The tax rate for the first quarter of Fiscal 2016 is 36.5% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first quarter of Fiscal 2015 is 37.0% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.8 and 23.7 million share count for both Fiscal 2016 and 2015, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Genesco Inc.
Adjustments to Reported Operating Income
First Quarter Ended May 2, 2015 and May 3, 2014

	Three Months Ended May 2, 2015
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$24,422	$—	$24,422
Schuh Group*	(2,661)	937	(1,724)
Lids Sports Group	(3,397)	—	(3,397)
Johnston & Murphy Group	3,977	—	3,977
Licensed Brands	3,023	—	3,023
Corporate and Other	(9,110)	2,646	(6,464)

Total Operating Income	$16,254	$3,583	$19,837

*Schuh Group adjustments include $0.9 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

	Three Months Ended May 3, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$19,677	$4,919	$24,596
Schuh Group*	(5,141)	3,102	(2,039)
Lids Sports Group	8,137	—	8,137
Johnston & Murphy Group	4,496	25	4,521
Licensed Brands	3,521	—	3,521
Corporate and Other	(6,972)	(376)	(7,348)

Total Operating Income	$23,718	$7,670	$31,388

*Schuh Group adjustments include $3.1 million in deferred purchase price payments.

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 30, 2016

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2016		Fiscal 2016
Forecasted earnings from continuing operations	$107,805	$4.54	$105,343	$4.42

Adjustments: (1)
Asset impairment and other charges	4,863	0.20	5,179	0.22
Deferred payment - Schuh acquisition	1,508	0.06	1,508	0.06

Adjusted forecasted earnings from continuing operations (2)	$114,176	$4.80	$112,030	$4.70

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2016 is approximately 36.8% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.8 million share count for Fiscal 2016 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.